UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 14, 2010

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2010, upon recommendation of the Governance Committee, the Board of Directors of Tennant Company (the “Company”) approved amendments to the Company's Amended & Restated By-Laws designed to modernize the By-Laws and reflect recent amendments to the Minnesota Business Corporation Act.

The amendments include the following, among others: (i) providing the flexibility, but not the requirement, for the Company to hold “virtual” or “hybrid-virtual” shareholder meetings, (ii) requiring a shareholder who seeks to bring business before an annual shareholder meeting to disclose additional information regarding the shareholder’s economic interests in the Company, (iii) confirming the ability of Board committees to create subcommittees, (iv) clarifying that the role of Chairman of the Board is not itself an officer position, and (v) permitting the Board to delegate the power to appoint and remove certain corporate officers to the Chief Executive Officer.

The foregoing summary of the amendments to the Amended & Restated By-Laws is qualified in its entirety by reference to the Amended & Restated Bylaws filed as Exhibit 3iii hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

3iii  Amended & Restated By-Laws of Tennant Company as of December 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: December 17, 2010	By:	/s/ Heidi M. Wilson
Heidi M. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

3iii	Amended & Restated By-Laws of Tennant Company as of December 14, 2010	Filed Electronically